EXHIBIT 99.1

Sussex Bancorp	Candace Leatham
200 Munsonhurst Road, Rt. 517	Executive Vice President
Franklin, NJ 07416	& Treasurer
973-827-2914

FOR IMMEDIATE RELEASE

SUSSEX BANCORP ANNOUNCES DIVIDEND

FRANKLIN, NEW JERSEY – January 12, 2006 – Sussex Bancorp (SBB) announced today that its Board of Directors declared a cash dividend of $0.07 per share, payable on February 15, 2006 to shareholders of record as of January 27, 2006.

Mr. Donald Kovach, President and Chief Executive Officer of the Company stated “This cash dividend evidences our strong 2005 performance and the Board’s continuing commitment to provide value to our shareholders.”

Sussex Bancorp is the holding company for the Sussex Bank, a New Jersey chartered commercial bank operating through eight (8) branches in Sussex County, New Jersey. Sussex Bank is also in the process of expanding into New York, acquiring a branch in Port Jervis. The transaction is expected to close in the first quarter of 2006. Sussex Bancorp is also the parent of Tri-State Insurance Agency Inc, a full service insurance agency located in Augusta, New Jersey.